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                                                                    Exhibit 23.2


                        CONSENT OF KPMG PEAT MARWICK LLP


The Board of Directors
Key Energy Group, Inc:

We consent to the use of our report on the consolidated financial statements of Key Energy Group, Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the Prospectus.


                                         /s/ KPMG PEAT MARWICK LLP
                                         -----------------------------------
                                             KPMG PEAT MARWICK LLP


Midland, Texas
November 20, 1998